Exhibit 99.2

AdCare Health Systems Extends Warrant Call Exercise Period

SPRINGFIELD, Ohio, September 14, 2011 — AdCare Health Systems, Inc. (NYSE AMEX: ADK), a leading skilled nursing and assisted living provider, has extended the last day of the previously announced call exercise period with respect to AdCare’s call to redeem 100% of its outstanding warrants to purchase shares of common stock sold in its initial public offering in November 2006 and those sold in a private placement in December 2009.

AdCare extended the last day of the call exercise period from September 19, 2011 to September 26, 2011. A notice of this extension will be mailed today to all related warrant holders of record.

As a result of this extension, registered holders of the warrants will have until September 26, 2011 to exercise each warrant for 1.05 shares of common stock at a price of $2.38 per share. Any warrants not exercised by the registered holders within the call exercise period will automatically expire at 5:00 p.m. Eastern time on September 26, 2011, and AdCare will remit to the registered holders of such expired warrants the sum of ten cents ($.10) per underlying share of common stock, upon surrender of the warrant certificate representing such expired warrants. At 5:00 p.m. Eastern time on September 26, 2011 and thereafter, registered holders of expired warrants will have no rights or privileges with respect to such warrants, other than to receive the call amount.

AdCare’s publicly traded warrants currently trade on the NYSE Amex stock exchange under the trading symbol “ADK.WS.” As a result of the warrant call and the extension of the call exercise period, these warrants will cease to be traded on the NYSE Amex effective September 26, 2011.

This release is neither an offer to sell nor a solicitation of an offer to buy any securities of AdCare.

About AdCare Health Systems

AdCare Health Systems, Inc. (NYSE Amex: ADK) is a recognized innovator in senior living and health care facility management. AdCare develops, owns and manages assisted living facilities, nursing homes and retirement communities, as well as provides home health care services. Since its inception in 1988, AdCare’s mission has been to provide the highest quality of healthcare services to the elderly. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as “believes,” “expects, “ “plans,” “intends,” “anticipates” and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, statements regarding the exercise or redemption of the warrants.  Such forward-looking statements reflect management’s beliefs and assumptions and are based on information currently available to management, and involve known and unknown risks, results, performance or achievements of AdCare which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission and include, among others, AdCare’s ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There is no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Company Contacts

Boyd Gentry, CEO

Chris Brogdon, Vice Chairman & CAO

David A. Tenwick, Chairman of Board

AdCare Health Systems, Inc.

Tel (937) 964-8974

info@adcarehealth.com

Investor Relations

Ron Both or Geoffrey Plank

Liolios Group, Inc.

Tel (949) 574-3860

info@liolios.com